UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue, Suite 205 Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 27, 2020, Fulgent Genetics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at its offices in El Monte, California. An aggregate of 21,672,192 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting as of April 4, 2020, the record date for the Annual Meeting. Of these shares, 19,879,242 shares were present in person or by proxy at the Annual Meeting, constituting a quorum of approximately 92%. The Company’s stockholders considered and voted on two proposals at the Annual Meeting, and cast their votes on each such proposal as set forth below.

Proposal 1: To elect four directors, each to serve a one-year term until the 2021 annual meeting of the Company’s stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation or removal. The results of the voting on Proposal 1 were as follows:

Directors	For	Withheld	Broker Non-Votes
Ming Hsieh	14,514,351	77,175	5,287,716
John Bolger	14,440,996	150,530	5,287,716
Yun Yen, M.D., Ph.D., F.A.C.P.	13,823,351	768,175	5,287,716
Linda Marsh	14,542,174	49,352	5,287,716

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the voting on Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
19,841,133	33,784	4,325	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
Name: Paul Kim
Title: Chief Financial Officer